Exhibit 99.1
UROPLASTY, INC. ANNOUNCES ENTRY OF THE
I-STOP™ SLING TO THE UNITED STATES MARKET
MINNEAPOLIS, MN, August 26, 2005 — Uroplasty, Inc. (OTC Bulletin Board: UPST.OB), a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions, announced today the FDA 510(k) premarket clearance of I-STOP™, a polypropylene, tension-free, mid-urethral sling for the treatment of female urinary incontinence.
Through an exclusive manufacturing and distribution agreement between Uroplasty, Inc. and CL Medical, Lyon, France, Uroplasty will introduce the I-STOP sling to urologists, urogynecologists and gynecologists throughout the United States, the world’s largest medical market.
Successfully launched in major European markets, I-STOP is solely distributed by Uroplasty in the United Kingdom. With the introduction into the United States, Uroplasty recognizes the enormous contribution of I-STOP to its platform of minimally invasive treatments for voiding dysfunctions.
About Uroplasty, Inc.
Uroplasty is a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions. Products we market and have under development include:
I-STOP™ is a biocompatible, polypropylene, tension-free sling for the treatment of female urinary incontinence. We are the exclusive distributor of the product in the United Kingdom and the United States.
The Urgent® PC neuromodulation system is a minimally invasive nerve stimulation device designed for office-based treatment of overactive bladder symptoms of urge incontinence, urinary urgency and urinary frequency. Using percutaneous tibial nerve stimulation, the product delivers an electrical pulse that travels to the sacral nerve plexus, a control center for bladder function. In April 2005, we acquired the exclusive rights to manufacture and distribute the product in the United States, Canada and all countries recognizing the CE mark. We do not yet sell the Urgent PC system.
Macroplastique® Implants, our key product, is a proprietary, implantable soft tissue bulking product for the treatment of both male and female urinary incontinence. When Macroplastique is injected into tissue around the urethra, it stabilizes and “bulks” tissues close to the urethra, thereby providing the surrounding muscles with increased capability to control the release of urine. Macroplastique is also used to treat vesicoureteral reflux, predominately a pediatric condition in which the urine flows backward from the bladder to the kidney. Macroplastique has been sold for urological indications outside the United States since 1991. Our other proprietary, implantable soft tissue bulking agents that we sell outside the United States include PTQ™ Implants for fecal incontinence, VOX® Implants for vocal cord rehabilitation and Bioplastique® Implants for dermal augmentation.
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements relating to regulatory activities, which reflect and affect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing of our products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients, particularly since our principal product contains silicone; our historical reliance on a single product for most of our current sales; our ability to commercialize our recently licensed product lines; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of our current human clinical trial; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price. FDA 510(k) premarket clearance of the I-STOP product does not assure that we can successfully and profitably market it in the United States.
FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Mr. Humphries.
UROPLASTY, INC.
Sam B. Humphries, President / CEO
2718 Summer Street N.E., Minneapolis, MN 55413-2820
Tel: 612-378-1180
Fax: 612-378-2027
E-mail: samh@uroplasty.com